Exhibit 2

1651943 ONTARIO INC.

NOTICE OF ADVERSE CLAIM PURSUANT TO
THE ONTARIO BUSINESS CORPORATIONS ACT

TO :	FINANCIAL MODELS COMPANY INC. (“FMC”)

AND TO :	COMPUTERSHARE TRUST COMPANY OF CANADA, as registrar and transfer agent of the common and class C shares of FMC

1.      1651943 Ontario Inc. (the “Offeror”) made an offer (the “Offer”) dated March 7, 2005, to purchase all of the outstanding common and class C shares of FMC for a consideration of Cdn$17.70 per share.

2.      The Offer was accepted by the holders of approximately 99.8% of the common shares and by 100% of the holders of the class C shares of FMC to which the Offer related and on April 14, 2005, the Offeror took up all the shares validly deposited under the Offer.

3.      Pursuant to subsection 188(3) of the Ontario Business Corporations Act (the “Act”), the Offeror has concurrently with the delivery to you of this Notice, caused to be sent by first-class mail a Notice of Compulsory Acquisition and related Notice of Election in respect of the common shares (copies of which are attached hereto) to the holders of common shares of FMC who did not accept the Offer (the “Dissenting Offerees”) notifying them that the Offeror is exercising its right under section 188 of the Act to acquire their common shares. The names and addresses of record of the Dissenting Offerees are listed on Schedule A hereto.

4.      This notice constitutes the “notice of adverse claim” referred to in subsection 188(3) of the Act with respect to each common share held by a Dissenting Offeree.

DATED the 19th day of April, 2005.

Yours truly, 1651943 ONTARIO INC.
/s/ William C. Stone
William C. Stone
President

SCHEDULE A
DISSENTING OFFEREES
ANNEXE A

	ADDRESS	ADDRESS	ADDRESS	ADDRESS			HST	HOLDER	NO OF
NAME	LINE 2	LINE 3	LINE 4	LINE 5	POSTCODE	DOMICILE	LANGUAGE	IDENTIFIER	SHARES

Lee J Allan	20 Cherry Blossom Cir	GUELPH ON			N1G 4X7	CAN	EN	C0000012238	100

Leslie G Allan	20 Cherry Blossom Cir	GUELPH ON			N1G 4X7	CAN	EN	C0000012211	200

Victor Belensky	702-78 Holly St	TORONTO ON			M4S 3C9	CAN	EN	C0000000094	3,059

Della Biot	40 Donora Dr	EAST YORK ON			M4B 1B5	CAN	EN	C0000012220	100

Kirby Brady & Katherine Brady Jt Ten	550 Front St W Suite 217	TORONTO ON			M5V 3N5	CAN	EN	C0000012386	180

Cds & Co	Nci Account	25 The Esplanade	PO Box 1038 Stn A	TORONTO ON	M5W 1G5	CAN	EN	S0000000019	964

Cede & Co	PO Box 20	Bowling Green Stn	NEW YORK NY		10274	USA	EN	D0000000019	6,653

Derek Coty	3967 Stacey Cres	LONDON ON			N6P 1E7	CAN	EN	C0000000272	1,695

Mal Cullen	2472 Claymore Cres	MISSISSAUGA ON			L5C 3A3	CAN	EN	C0000000299	954

Elizabeth Emmett	1500 Hudson St	Apt 7 m	HOBOKEN NJ		7030	USA	EN	C0000000337	147

Glen Farrell	3665 Arista Way Apt 1915	MISSISSAUGA ON			L5A 4A3	CAN	EN	C0000000361	214

Marioara Gheorghe	903-21 Vaughan Rd	TORONTO ON			M6G 2N2	CAN	EN	C0000000434	78

Nikola Korolj	1101-66 Pacific Ave	TORONTO ON			M6P 2P4	CAN	EN	C0000000604	409

Tania Prsa	5380 San Remo Crt	MISSISSAUGA ON			L5M 7C9	CAN	EN	C0000012378	180

Jasmina Radovanovic	409-155 Marlee Ave	YORK ON			M6B 4B5	CAN	EN	C0000000817	272

Tomas Tocek	19 Crossbow Cres	TORONTO ON			M2J 3M3	CAN	EN	C0000001040	1

James R Youldon	335 Belvenia Rd	BURLINGTON ON			L7L 2G7	CAN	EN	C0000001201	36

									15,242